Exhibit 10.6

WARRANT PURCHASE AGREEMENT

This Warrant Purchase Agreement (this “Agreement”) is made as of 15 April 2021 by and between Slinger Bag, Inc., a Nevada corporation with its principal office at 2709 North Rolling Road, Suite 138, Windsor Mill, MD 21244 (the “Company”) on one hand, and SB Invesco LLC, a Wyoming limited liability company and Chessler Holdings, LLC, a Florida limited liability company, each with its principal office at 50 Central Avenue, Suite 800, Sarasota, FL 34236 (each a “Purchaser,” and collectively, the “Purchasers”) on the other.

BACKGROUND:

A.	The Company has authorized the sale and issuance of warrants to purchase 2,200,000 shares of Common Stock to the Purchasers in a private placement (the “Offering”).

B.	Pursuant to Section 4(2) of the Securities Act of 1933 (the “1933 Act”) and Rule 506 promulgated thereunder, the Company desires to sell to the Purchasers listed on the attached Exhibit A, as such exhibit may be amended from time to time, and such Purchasers, severally and not jointly, desire to purchase from the Company that aggregate number of warrants to purchase that aggregate number of shares of Common Stock set forth opposite such Purchaser’s name on Exhibit A on the terms and subject to the conditions set forth in this Agreement.

C.	Reference is made to that certain business loan and security agreement dated as of even date herewith by and between the Company and its Subsidiaries on the one hand and SB Invesco LLC on the other (the “Loan Agreement”). Capitalized terms not otherwise defined herein shall have the same meaning ascribed to them herein as in the Loan Agreement.

TERMS AND CONDITIONS

Now, therefore, in consideration of the foregoing Background and the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.	Purchase of the Warrants. Agreement to Sell and Purchase. At the Closing (as hereinafter defined}, the Company will issue and sell to each of the Purchasers, and each Purchaser will, severally and not jointly, purchase from the Company, the number of warrants to purchase Common Stock of the Company (the “Warrants”) set forth opposite such Purchaser’s name on Exhibit A. The Warrants shall be in the form set forth hereto as fabibit B.

2.	Representations and Warranties of the Company. The Company incorporates by reference and restates the representations and warranties made by the Company to SB Invesco LLC in the Loan Agreement. The Company hereby further represents and warrants to each Purchaser:

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a.	Authorization. The Company has the requisite corporate power to enter into this Agreement and carry out and perform its obligations under the terms of this Agreement and issue and sell the Warrants and the Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”).

b.	No Conflict with Other Instruments. The execution, delivery and performance of this Agreement, the issuance and sale of the Warrant to be sold by the Company under this Agreement, the issuance of the Warrant Shares upon exercise of the Warrants and the consummation of the actions contemplated by this Agreement (which for all purposes herein shall include exercise of the Warrants) will not (A) result in any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice: (i) any provision of the Company’s or its subsidiaries’ Articles of Incorporation or Bylaws as in effect on the date hereof or at the Closing; (ii) any provision of any judgment, arbitration ruling, decree or order to which the Company or its subsidiaries are a party or by which they are bound; (iii) any bond, debenture, note or other evidence of indebtedness, or any lease, contract, mortgage, indenture, deed of trust, loan agreement, joint venture or other agreement, instrument or commitment to which the Company or any subsidiary is a party or by which they or their respective properties are bound; or (iv) any statute, rule, law or governmental regulation applicable to the Company; or (B) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the properties or assets of the Company or any subsidiary or any acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust or any other agreement or instrument to which the Company or any subsidiary are a party or by which they are bound or to which any of the property or assets of the Company or any subsidiary is subject. No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, or other governmental body is required for the execution and delivery of this Agreement by the Company and the valid issuance or sale of the Warrant by the Company pursuant to this Agreement, other than such as have been made or obtained and that remain in full force and effect, and except for the filing of a Form D and any filings required to be made under state securities laws.

c.	SEC Filings. The consolidated financial statements contained in each report, registration statement and definitive proxy statement filed by the Company with the Securities and Exchange Commission (the “SEC,” and the documents, the “Company SEC Documents”): (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto and were timely filed; (ii) the information contained therein as of the respective dates thereof did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading; (iii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such financial statements and (in the case of unaudited statements) as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to year-end audit adjustments; and (iv) fairly present the consolidated financial position of the Company and its subsidiaries as of the respective dates thereof and the consolidated results of operations and the changes in shareholders’ equity of the Company and its subsidiaries for the periods covered thereby.

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d.	Subsidiaries. Except as set forth in the Company SEC Documents, the Company does not presently own or control, directly or indirectly, and has no stock or other interest as owner or principal in, any other corporation or partnership, joint venture, association or other business venture or entity with material operations. All of the outstanding capital stock or other securities of each Subsidiary is owned by the Company, directly or indirectly, free and clear of any liens, claims, or encumbrances.

e.	Valid Issuance of Securities. The Warrants and Warrant Shares are duly authorized and, when issued, sold and delivered in accordance with the terms hereof or the Warrants, as the case may be, will be duly and validly authorized and issued, fully paid and nonassessable, free from all taxes, liens, claims, encumbrances and charges with respect to the issue thereof; provided, however, that the Warrants and Warrant Shares may be subject to restrictions on transfer under state and/or federal securities laws or as otherwise set forth herein. The issuance, sale and delivery of the Warrants and Warrant Shares in accordance with the terms hereof or the Warrant, as the case may be, will not be subject to preemptive rights of shareholders of the Company. The Warrant Shares have been duly reserved for issuance upon exercise of the Warrant.

f.	Offering. Assuming the accuracy of the representations of the Purchasers in Section 3.3 of this Agreement on the date hereof, on the Closing Date and solely as this Section relates to the issue and sale of the Warrant Shares on the date(s) of exercise of the Warrant, the offer, issue and sale of the Warrant and issuance of the Warrant Shares upon exercise of the Warrant (assuming no change in applicable law prior to the date the Warrant Shares are issued), are and will be exempt from the registration and prospectus delivery requirements of the 1933 Act and have been or will be registered or qualified (or are or will be exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration under the 1933 Act of the issuance of the Warrant to the Purchasers or the issuance of the Warrant Shares upon exercise of the Warrants. Other than the Company SEC Documents, the Company has not distributed and will not distribute prior to the Closing Date any offering material in connection with the offering and sale of the Warrant or Warrant Shares. The Company has not taken any action to sell, offer for sale or solicit offers to buy any securities of the Company which would bring the offer, issuance or sale of the Warrant or the issuance of the Warrant Shares upon exercise of the Warrants, within the provisions of Section 5 of the 1933 Act, unless such offer, issuance or sale was or shall be within the exemptions of Section 4 of the 1933 Act.

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g.	No General Solicitation. Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D promulgated under the 1933 Act) in connection with the offer or sale of the Warrant.

h.	No “Bad Actor” Disqualification. The Company has exercised reasonable care, in accordance with SEC rules and guidance, and has conducted a factual inquiry, the nature and scope of which reflect reasonable care under the relevant facts and circumstances, to determine whether any Covered Person (as defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the 1933 Act (“Disqualification Events”). To the Company’s knowledge, after conducting such sufficiently diligent factual inquiries, no Covered Person is subject to a Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the 1933 Act. The Company has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the 1933 Act. “Covered Persons” are those persons specified in Rule 506(d)(1) under the 1933 Act, including the Company; any predecessor or Affiliate of the Company; any director, executive officer, other officer participating in the offering, general partner or managing member of the Company; any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power; any promoter (as defined in Rule 405 under the 1933 Act) connected with the Company in any capacity at the time of the sale of the Shares; and any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Shares (a “Solicitor”), any general partner or managing member of any Solicitor, and any director, executive officer or other officer participating in the offering of any Solicitor or general partner or managing member of any Solicitor.

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3.	Representations and Warranties of the Purchasers. Each Purchaser, severally and not jointly, hereby represents and warrants to the Company as follows:

a.	Legal Power. Each Purchaser has the requisite authority to enter into this Agreement and to carry out and perform its obligations under the terms of this Agreement. All action on each Purchaser’s part required for the lawful execution and delivery of this Agreement have been or will be effectively taken prior to the Closing.

b.	Due Execution. This Agreement has been duly authorized, executed and delivered by each Purchaser, and, upon due execution and delivery by the Company, this Agreement will be a valid and binding agreement of each Purchaser, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by equitable principles.

c.	Investment Representations. In connection with the sale and issuance of the Warrants and Warrant Shares, each Purchaser, for itself and no other Purchaser, makes the following representations:

i.	Investment for Own Account. Each Purchaser is acquiring the Warrants and Warrant Shares for its own account, not as nominee or agent, and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the 1933 Act; provided, however, that by making the representations herein, each Purchaser does not agree to hold any of the Warrant for any minimum or specific term and reserves the right to dispose of the securities at any time in accordance with or pursuant to a registration statement or an exemption from the registration requirements of the 1933 Act.

ii.	Transfer Restrictions; Legends. Each Purchaser understands that (i) the Warrants and Warrant Shares have not been registered under the 1933 Act; (ii) the Warrants and Warrant Shares are being offered and sold pursuant to an exemption from registration, based in part upon the Company’s reliance upon the statements and representations made by each Purchasers in this Agreement, and that the Warrants and Warrant Shares must be held by each Purchaser indefinitely, and that each Purchaser must, therefore, bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the 1933 Act or is exempt from such registration; (iii) each Certificate representing the Warrants and Warrant Shares will be endorsed with the following legend until the earlier of (1) in the case of the Warrant Shares, such date as the Warrant Shares have been registered for resale by each Purchaser or (2) the date the Warrants or the Warrant Shares, as the case may be, are eligible for sale under Rule 144 under the 1933 Act without limitations:

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THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND THE APPLICABLE REGISTRATION OR STATE SECURITIES LAWS, EXEMPTION THEREFROM.PURSUANT TO UNLESS SOLD PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

Each Purchaser, severally and not jointly with the other Purchasers, agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 3.3(6) is predicated upon the Company’s reliance that each Purchaser will sell any Securities pursuant to either the registration requirements of the 1933 Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

iii.	Financial Sophistication; Due Diligence. Each Purchaser has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in connection with the transactions contemplated in this Agreement. Such Purchaser has, in connection with its decision to purchase the Securities, relied only upon the representations and warranties contained herein and the information contained in the Company SEC Documents. Further, each Purchaser has had such opportunity to obtain additional information and to ask questions of, and receive answers from, the Company, concerning the terms and conditions of the investment and the business and affairs of the Company, as each Purchaser considers necessary in order to form an investment decision.

iv.	Accredited Investor Status. Each Purchaser is an “accredited investor” as such term is defined in Rule 501(a) of the rules and regulations promulgated under the 1933 Act and has provided a questionnaire as requested by the Company to document such status.

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v.	General Solicitation. Each Purchaser is not purchasing the Warrants as a result of any advertisement, article, notice or other communication regarding the Warrant published in any newspaper, magazine or similar media or broadcast over the television or radio or presented at any seminar or any other general solicitation or general advertisement. Prior to the time that each Purchaser was first contacted by the Company such Purchaser had a pre-existing and substantial relationship with the Company.

vi.	No Investment, Tax or Legal Advice. Each Purchaser understands that nothing in the Company SEC Documents, this Agreement, or any other materials presented to each Purchaser in connection with the purchase and sale of the Warrant constitutes legal, tax or investment advice. Each Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Warrant.

vii.	Additional Acknowledgement. Each Purchaser acknowledges that it has independently evaluated the merits of the transactions contemplated by this Agreement, that it has independently determined to enter into the transactions contemplated hereby, that it is not relying on any advice from or evaluation by any other person.

4.	Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be {i) personally served, {ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, {iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth in the Preamble above or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective {a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below {if delivered on a Business Day during normal business hours where such notice is to be received), or the first Business Day following such delivery {if delivered other than on a Business Day during normal business hours where such notice is to be received) or {b) on the second Business Day following the date of mailing by reputable courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. Any party hereto may from time to time change its address for notices under this Section by giving at least ten (10) days’ prior written notice of such changed address or facsimile number to the other party hereto.

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5.	Cumulative Remedies. Except to the extent expressly provided in Section 8 to the contrary, the rights and remedies provided in this Warrant are cumulative and are not exclusive of, and are in addition to and not in substitution for, any other rights or remedies available at law, in equity or otherwise.

6.	Equitable Relief. Each of the Company and the Holder acknowledges that a breach or threatened breach by such party of any of its obligations under this Warrant may give rise to irreparable harm to the other party hereto for which monetary damages may not be an adequate remedy and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, the other party hereto shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to seek equitable relief, including a restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction.

7.	Entire Agreement. This Warrant and the Loan Agreement, together with the Loan Documents (as defined in the Loan Agreement), constitutes the sole and entire agreement of the parties to this Warrant with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

8.	Successor and Assigns. This Warrant and the rights evidenced hereby shall be binding upon and shall inure to the benefit of the parties hereto and the successors of the Company and the successors and permitted assigns of the Holder. Such successors and/or permitted assigns of the Holder shall be deemed to be a Holder for all purposes hereunder.

9.	No Third-Party Beneficiaries. This Warrant is for the sole benefit of the Company and the Holder and their respective successors and, in the case of the Holder, permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Warrant.

10.	Headings. The headings in this Warrant are for reference only and shall not affect the interpretation of this Warrant.

11.	Amendment and Modification: Waiver. Except as otherwise provided herein, this Warrant may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by the Company or the Holder of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Warrant shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

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12.	Severability. If any term or provision of this Warrant is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Warrant or invalidate or render unenforceable such term or provision in any other jurisdiction.

13.	Governing Law. This Warrant shall be governed by and construed in accordance with the internal laws of the State of Wyoming without giving effect to any choice or conflict of law provision or rule {whether of the State of Wyoming or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Wyoming.

14.	Submission to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Warrant or the transactions contemplated hereby may be instituted in the federal courts of the United States of America or the courts of the State of Wyoming in each case located in the and County of Cheyenne, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by certified or registered mail to such party’s address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

15.	Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Warrant is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Warrant or the transactions contemplated hereby.

16.	Counterparts. This Warrant may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Warrant delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Warrant.

17.	No Strict Construction. This Warrant shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

Signature page follows.

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In witness whereof, the foregoing Warrant Purchase Agreement is hereby executed as of the date first above written.

COMPANY:

Slinger Bag, Inc.

By:	Mike Ballardie
Its:	Chief Executive Officer

HOLDER:

SB Invesco LLC

By:	Chessler Holdings, LLC
Its:	Manager

By:	David Chessler
Its:	Chief Executive Officer

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EXHIBIT A

1.	SB Invesco, LLC - 2,000,000 Warrants
2.	Chessler Holdings, LLC - 200,000 Warrants

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